Exhibit 23.6

October 4, 2006

Home Inns & Hotels Management Inc.

No. 400 Tian Tao Qiao Road

Shanghai 200030, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Home Inns & Hotels Management Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on October 4, 2006 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Kenneth Gaw